Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS DELIVERS STRONG PERFORMANCE FOR 2009
Company announces fourth quarter and full year 2009 results and provides guidance for 2010
•	Full year 2009 net subscriber additions of 1,185,000 resulting in an ending subscriber base of 7.4 million — a 20% increase over the subscriber base at the end of 2008. Net subscriber additions of 347,000 in the fourth quarter.

•	Full year 2009 consolidated operating revenues of $4.4 billion — a 3% increase over 2008. Consolidated fourth quarter operating revenues of $1.2 billion.

•	Full year 2009 consolidated operating income before depreciation and amortization (OIBDA) of $1.11 billion. Consolidated fourth quarter OIBDA of $298 million.

•	Extended coverage to an estimated 15 million additional POPs in 2009
RESTON, Va. — February 25, 2010 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year 2009. For the full year 2009, the Company added 1,185,000 net subscribers to its network, bringing the total year-end subscriber base to 7.4 million, a 20% increase in the ending subscriber base over year-end 2008. Financial results for the full year 2009 included consolidated operating revenues of $4.40 billion, a 3% increase compared to last year; consolidated operating income before depreciation and amortization, or OIBDA, of $1.11 billion, a 5% decrease compared to last year; and consolidated operating income of $677 million, a 12% decrease compared to last year. For the full year 2009, the Company generated net income of $381 million, or $2.30 per basic share. During 2009, the Company expanded its network coverage to an estimated 15 million additional people primarily in Brazil. Capital expenditures were $733 million for full-year 2009.

For the fourth quarter of 2009, the Company added over 347,000 net subscribers to its network. Financial results for the fourth quarter of 2009 included consolidated operating revenues of $1.23 billion, a 25% increase over the same period last year, consolidated OIBDA of $298 million, a 19% increase over the same period last year, and consolidated operating income of $175 million, an 11% increase over the same period last year. Consolidated OIBDA results for the fourth quarter of 2009 include $27 million in severance costs related to the transition of our employees in connection with the previously announced network operations and IT managed services contracts.
“NII delivered strong growth and profitability in 2009, meeting or exceeding our goals for net subscriber additions, revenues, and OIBDA that we outlined for the year,” said Steve Dussek, NII Holdings’ Chief Executive Officer. “For the year we grew our subscriber base by 20%, and when comparing our results on a constant currency basis, we increased our revenues by 19% and increased our OIBDA by 25%. We expanded our network to about 15 million additional people during the year, with most of that expansion in Brazil. We believe these investments will continue to enhance our brand and visibility, positioning NII to generate more profitable growth in the future. We are also very excited about the previously announced agreements that we entered into with Nokia Siemens Networks and Hewlett Packard for managed services of our network support and information technology operations, respectively. We believe that our partnerships with these world class companies will position us to further enhance the superior service quality our high value customers have come to expect, while improving our efficiency,” he added.
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $45 for the full year 2009, a decline compared to 2008 that is primarily the result of lower average currency exchange rates. The Company also reported churn of 2.0% for the full year 2009, an increase from the 1.9% churn rate for the full year 2008, but reported churn of 1.85% in the fourth quarter of 2009, which was flat relative to the churn rate reported in the fourth quarter of 2008. Consolidated cost per gross add, or CPGA, was $271 for full year 2009 — a $39 improvement over 2008, resulting primarily from lower average currency exchange rates.
“Our team again delivered outstanding results, adjusting to rapidly changing economic conditions throughout the year and executing on our plan to deliver profitable growth in a difficult economic environment,” said Gokul Hemmady, NII’s Vice President and Chief Financial Officer. “We will continue to pursue strategies that are designed to provide the flexibility we need to respond to changes in the economic and competitive environment and that position us to deliver on our profitable growth strategy. We are excited about the opportunities that are available to us in 2010, including our plans to pursue spectrum, and if successful, support our deployment of 3G networks in our markets. We believe our strong liquidity position and flexible capital structure put us in a great position to pursue these opportunities, all while maintaining our disciplined approach to capital allocation that has enabled us to be successful in the past.”
The Company ended the year with approximately $3.49 billion in total long-term debt, which includes $1.3 billion in senior notes, $1.2 billion in convertible notes, $350 million in convertible notes classified as short-term debt, $335 million in syndicated loan facilities, and $306 million in local currency tower financing obligations, capital leases and other obligations. With year-end consolidated cash and cash equivalents of $2.5 billion and short-term investments of $116 million, the Company’s net debt at the end of the year was $871 million.
On February 15, 2010, the Company also announced that it signed an investment agreement under which Grupo Televisa, S.A.B. will invest $1.44 billion in cash for an initial 30% equity stake in NII Holding’s operating subsidiary in Mexico. Televisa will also be granted an option to acquire an additional 7.5% equity interest in Nextel Mexico that will be exercisable on either the 3rd or 4th anniversary of the completion of the initial investment. Pursuant to this investment agreement, the parties agreed to form a bidding consortium to participate together in the spectrum auctions in Mexico that are expected to be conducted during the first half of 2010. Completion of the transactions contemplated by the investment agreement, including Televisa’s acquisition of the equity interest in Nextel Mexico, is conditioned upon, among other things, the consortium’s success in the spectrum auctions.
2010 Outlook
The Company announced the following outlook for 2010:
•	Total net subscriber additions in the range of 1.275 million to 1.375 million.

•	Consolidated operating revenues in the range of $5.2 billion to $5.4 billion.

•	Consolidated OIBDA in the range of $1.25 billion to $1.35 billion, which includes the impact of approximately $75 million of non-cash equity compensation expense. The OIBDA outlook also includes the impact of ongoing start up costs related to the launch of the Company’s third generation network in Peru, start up costs related to the development of the Company’s third generation network in Chile, and costs related to market launch of 7 million additional POPs.

•	Consolidated capital expenditures in the range of $850 million to $950 million, which includes investments relating to the development of the Company’s third generation network in Chile, and the enhancement of the coverage and capacity of our network in Brazil.
The Company’s 2010 outlook is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the year.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented information based on consolidated operating revenues and consolidated OIBDA for 2009 that are compared with the results for 2008 on a constant currency basis, which adjusts the results by using the same average currency exchange rates for the full years 2009 and 2008, and has presented consolidated OIBDA, ARPU, CPGA and Net Debt. These measures and the constant currency comparisons are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s fourth quarter and full year 2009 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect(TM), a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2010. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and, when filed, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(in millions, except per share amounts)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$4,153.5	$4,048.5	$1,172.7	$941.6
Digital handset and accessory revenues	244.1	220.9	62.3	47.9

	4,397.6	4,269.4	1,235.0	989.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	1,225.2	1,110.9	363.2	262.3
Cost of digital handset and accessory sales	623.7	585.4	151.0	129.5
Selling, general and administrative	1,438.5	1,400.7	422.6	346.7
Depreciation	404.1	372.5	115.1	86.6
Amortization	29.2	32.6	7.9	7.2

	3,720.7	3,502.1	1,059.8	832.3

Operating income	676.9	767.3	175.2	157.2

Other income (expense)
Interest expense	(218.9)	(205.5)	(73.6)	(49.5)
Interest income	25.6	68.4	5.9	15.1
Foreign currency transaction gains (losses), net	104.9	(120.5)	3.6	(104.4)
Other expense, net	(2.3)	(28.8)	(6.6)	(16.0)

	(90.7)	(286.4)	(70.7)	(154.8)

Income before income tax provision	586.2	480.9	104.5	2.4
Income tax provision	(204.7)	(138.9)	(44.9)	(0.4)

Net income	$381.5	$342.0	$59.6	$2.0

Net income per common share, basic	$2.30	$2.05	$0.36	$0.01

Net income per common share, diluted	$2.27	$2.02	$0.35	$0.01

Weighted average number of common shares outstanding, basic	166.0	166.9	166.3	165.8

Weighted average number of common shares outstanding, diluted	174.0	175.3	169.0	166.0

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31,	December 31,
	2009	2008
Cash and cash equivalents	$2,504.1	$1,243.3
Short-term investments	116.3	82.0
Accounts receivable, less allowance for doubtful accounts of $35.1 and $27.9	613.6	454.8
Property, plant and equipment, net	2,502.2	1,892.1
Intangible assets, net	337.2	317.9
Total assets	7,554.7	5,090.1
Long-term debt, including current portion	3,580.8	2,133.1
Total liabilities	4,807.9	3,178.0
Stockholders’ equity	2,746.8	1,912.1

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Total digital subscribers (as of December 31)	7,384.5	6,199.5	7,384.5	6,199.5
Net subscriber additions	1,185.0	1,470.9	347.0	360.2
Churn (%)	2.01%	1.88%	1.85%	1.91%

Average monthly revenue per handset/unit in service (ARPU) (1)	$45	$55	$48	$46

Cost per gross add (CPGA) (1)	$271	$310	$298	$274
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$1,785.2	$2,047.1	$456.5	$463.9
Digital handset and accessory revenues	76.6	86.1	18.5	18.5

	1,861.8	2,133.2	475.0	482.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	360.7	401.8	98.4	93.0
Cost of digital handset and accessory sales	359.4	360.8	92.2	81.2
Selling, general and administrative	488.6	606.2	129.6	146.3
Management fee	48.7	32.2	24.9	7.1
Depreciation and amortization	168.7	191.4	44.8	42.7

	1,426.1	1,592.4	389.9	370.3

Operating income	$435.7	$540.8	$85.1	$112.1

Total digital subscribers (as of December 31)	2,987.4	2,726.3	2,987.4	2,726.3
Net subscriber additions	261.1	586.5	77.7	141.5
Churn (%)	2.38%	2.30%	2.18%	2.26%

ARPU (1)	$47	$65	$47	$53

CPGA (1)	$357	$404	$404	$362

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$1,631.1	$1,262.8	$527.7	$286.1
Digital handset and accessory revenues	103.5	68.1	27.1	13.2

	1,734.6	1,330.9	554.8	299.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	588.1	443.9	187.9	99.6
Cost of digital handset and accessory sales	139.5	106.1	25.9	19.0
Selling, general and administrative	511.7	410.9	167.1	93.4
Management fee	20.0	—	20.0	—
Depreciation and amortization	180.8	141.0	56.5	31.4

	1,440.1	1,101.9	457.4	243.4

Operating income	$294.5	$229.0	$97.4	$55.9

Total digital subscribers (as of December 31)	2,482.7	1,811.7	2,482.7	1,811.7
Net subscriber additions	670.9	522.2	191.7	136.8
Churn (%)	1.33%	1.34%	1.22%	1.35%

ARPU (1)	$55	$58	$64	$47

CPGA (1)	$234	$259	$267	$212
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$483.0	$508.2	$121.5	$129.8
Digital handset and accessory revenues	36.7	46.1	9.4	9.7

	519.7	554.3	130.9	139.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	176.0	179.3	46.2	46.5
Cost of digital handset and accessory sales	65.1	71.0	17.7	15.6
Selling, general and administrative	129.8	133.2	36.2	34.6
Management fee	12.3	—	12.3	—
Depreciation and amortization	38.5	38.8	9.6	9.9

	421.7	422.3	122.0	106.6

Operating income	$98.0	$132.0	$8.9	$32.9

Total digital subscribers (as of December 31)	1,030.1	967.0	1,030.1	967.0
Net subscriber additions	63.1	154.5	26.4	29.1
Churn (%)	2.18%	1.69%	1.97%	1.91%

ARPU (1)	$35	$41	$34	$39

CPGA (1)	$207	$197	$215	$198

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$241.3	$222.8	$63.0	$59.6
Digital handset and accessory revenues	27.1	20.6	7.2	6.6

	268.4	243.4	70.2	66.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	92.0	80.8	27.5	21.9
Cost of digital handset and accessory sales	56.2	45.2	14.3	13.0
Selling, general and administrative	105.6	74.8	33.4	22.1
Management fee	21.4	—	21.4	—
Depreciation and amortization	32.1	21.7	9.0	6.5

	307.3	222.5	105.6	63.5

Operating income	$(38.9)	$20.9	$(35.4)	$2.7

Total digital subscribers (as of December 31)	840.6	668.7	840.6	668.7
Net subscriber additions	171.9	191.8	45.0	48.1
Churn (%)	2.26%	1.82%	2.35%	1.97%

ARPU (1)	$25	$30	$23	$28

CPGA (1)	$150	$160	$141	$157
NII Holdings, Inc. — Impact of Foreign Currency Fluctuations (1)

	YTD 2008 to YTD 2009	YTD 2008 to YTD 2009
	Growth Rate	Normalized Growth Rate
Consolidated:
Operating revenues	3%	19%
Operating income before depreciation and amortization	(5)%	25%
Average monthly revenue per handset/unit in service (ARPU)	(18)%	(6)%
Nextel Mexico:
Operating revenues	(13)%	6%
Operating income before depreciation and amortization	(15)%	17%
Average monthly revenue per handset/unit in service (ARPU)	(27)%	(11)%
Nextel Brazil:
Operating revenues	30%	40%
Operating income before depreciation and amortization	34%	48%
Average monthly revenue per handset/unit in service (ARPU)	(6)%	1%
Nextel Argentina:
Operating revenues	(6)%	11%
Operating income before depreciation and amortization	(13)%	16%
Average monthly revenue per handset/unit in service (ARPU)	(14)%	1%

(1)	For information regarding ARPU, CPGA and the impact of foreign currency fluctuations, see “Non-GAAP Reconciliations for the Years and Three Months Ended December 31, 2009 and 2008” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
Consolidated Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Consolidated operating income	$676.9	$767.3	$175.2	$157.2
Consolidated depreciation	404.1	372.5	115.1	86.6
Consolidated amortization	29.2	32.6	7.9	7.2

Consolidated operating income before depreciation and amortization	$1,110.2	$1,172.4	$298.2	$251.0

NII Holdings, Inc.

Guidance
Estimate*
Year Ended
December 31,
2010
Consolidated operating income	$703.0 — 803.0
Consolidated depreciation	514.0
Consolidated amortization	33.0
Consolidated operating income before depreciation and amortization	$1,250.0 — 1,350.0

*	The Company’s guidance estimate for OIBDA for the year ended December 31, 2010 includes the impact of approximately $75 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company’s outlook and objectives for 2010, including its guidance estimate for OIBDA for the year ended December 31, 2010, is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Current Report on Form 8-K dated August 5, 2009 and the Company’s other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Consolidated service and other revenues	$4,153.5	$4,048.5	$1,172.7	$941.6
Less: consolidated analog revenues	(2.5)	(5.2)	(0.4)	(1.0)
Less: consolidated other revenues	(488.7)	(442.6)	(139.7)	(104.2)

Total consolidated subscriber revenues	$3,662.3	$3,600.7	$1,032.6	$836.4

ARPU calculated with subscriber revenues	$45	$55	$48	$46

ARPU calculated with service and other revenues	$51	$62	$54	$52

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Service and other revenues	$1,785.2	$2,047.1	$456.5	$463.9
Less: analog revenues	(1.5)	(2.3)	(0.4)	(0.5)
Less: other revenues	(170.1)	(165.9)	(44.3)	(38.9)

Total subscriber revenues	$1,613.6	$1,878.9	$411.8	$424.5

ARPU calculated with subscriber revenues	$47	$65	$47	$53

ARPU calculated with service and other revenues	$52	$70	$52	$58

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Service and other revenues	$1,631.1	$1,262.8	$527.7	$286.1
Less: analog revenues	(0.9)	(2.7)	—	(0.5)
Less: other revenues	(227.6)	(186.9)	(72.2)	(41.8)

Total subscriber revenues	$1,402.6	$1,073.2	$455.5	$243.8

ARPU calculated with subscriber revenues	$55	$58	$64	$47

ARPU calculated with service and other revenues	$64	$69	$74	$55

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Service and other revenues	$483.0	$508.2	$121.5	$129.8
Less: other revenues	(69.6)	(72.2)	(17.5)	(18.8)

Total subscriber revenues	$413.4	$436.0	$104.0	$111.0

ARPU calculated with subscriber revenues	$35	$41	$34	$39

ARPU calculated with service and other revenues	$41	$47	$40	$45

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Service and other revenues	$241.3	$222.8	$63.0	$59.6
Less: other revenues	(20.2)	(17.6)	(5.3)	(4.6)

Total subscriber revenues	$221.1	$205.2	$57.7	$55.0

ARPU calculated with subscriber revenues	$25	$30	$23	$28

ARPU calculated with service and other revenues	$27	$33	$26	$31

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Consolidated digital handset and accessory revenues	$244.1	$220.9	$62.3	$47.9
Less: consolidated uninsured replacement revenues	(16.1)	(14.1)	(4.6)	(3.4)

Consolidated digital handset and accessory revenues, net	228.0	206.8	57.7	44.5
Less: consolidated cost of handset and accessory sales	623.3	585.2	150.9	129.4

Consolidated handset subsidy costs	395.3	378.4	93.2	84.9
Consolidated selling and marketing	522.1	567.1	159.3	133.1

Costs per statement of operations	917.4	945.5	252.5	218.0
Less: consolidated costs unrelated to initial customer acquisition	(156.0)	(106.5)	(30.0)	(24.4)

Customer acquisition costs	$761.4	$839.0	$222.5	$193.6

Cost per Gross Add	$271	$310	$298	$274

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Digital handset and accessory revenues	$76.6	$86.1	$18.5	$18.5
Less: uninsured replacement revenues	(8.8)	(8.9)	(2.3)	(2.2)

Digital handset and accessory revenues, net	67.8	77.2	16.2	16.3
Less: cost of handset and accessory sales	359.4	360.8	92.3	81.2

Handset subsidy costs	291.6	283.6	76.1	64.9
Selling and marketing	235.2	317.6	69.3	73.7

Costs per statement of operations	526.8	601.2	145.4	138.6
Less: costs unrelated to initial customer acquisition	(142.7)	(93.0)	(36.1)	(22.3)

Customer acquisition costs	$384.1	$508.2	$109.3	$116.3

Cost per Gross Add	$357	$404	$404	$362

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Digital handset and accessory revenues	$103.5	$68.1	$27.1	$13.1
Less: uninsured replacement revenues	(7.3)	(5.2)	(2.3)	(1.1)

Digital handset and accessory revenues, net	96.2	62.9	24.8	12.0
Less: cost of handset and accessory sales	139.5	106.1	25.9	19.0

Handset subsidy costs	43.3	43.2	1.1	7.0
Selling and marketing	198.1	163.4	65.2	37.8

Costs per statement of operations	241.4	206.6	66.3	44.8
Less: costs unrelated to initial customer acquisition	(4.5)	(7.4)	8.2	(1.0)

Customer acquisition costs	$236.9	$199.2	$74.5	$43.8

Cost per Gross Add	$234	$259	$267	$212

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Digital handset and accessory revenues, net	$36.7	$46.1	$9.4	$9.6
Less: cost of handset and accessory sales	65.1	71.0	17.7	15.5

Handset subsidy costs	28.4	24.9	8.3	5.9
Selling and marketing	43.4	45.6	11.7	11.5

Costs per statement of operations	71.8	70.5	20.0	17.4
Less: costs unrelated to initial customer acquisition	(5.2)	(3.9)	(1.4)	(0.7)

Customer acquisition costs	$66.6	$66.6	$18.6	$16.7

Cost per Gross Add	$207	$197	$215	$198

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)
Digital handset and accessory revenues, net	$26.9	$20.6	$7.1	$6.6
Less: cost of handset and accessory sales	55.7	45.0	14.1	12.9

Handset subsidy costs	28.8	24.4	7.0	6.3
Selling and marketing	31.0	28.5	8.3	7.6

Costs per statement of operations	59.8	52.9	15.3	13.9
Less: costs unrelated to initial customer acquisition	(3.6)	(2.2)	(0.8)	(0.4)

Customer acquisition costs	$56.2	$50.7	$14.5	$13.5

Cost per Gross Add	$150	$160	$141	$157

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2009 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$3,016.2
Add: reduction to long-term debt pursuant to implementation of FSP APB 14-1	102.4
Add: debt discounts	22.8
Add: principal amount of 2.75% convertible notes treated as current portion of long-term debt	350.0
Less: cash and cash equivalents	(2,504.1)
Less: short-term investments	(116.3)

Net debt	$871.0

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures from the year ended December 31, 2008 to the year ended December 31, 2009 by (i) adjusting the relevant measures for the year ended December 31, 2008 to levels that would have resulted if the average foreign currency exchange rates for the year ended December 31, 2008 were the same as the average foreign currency exchange rates that were in effect for the year ended December 31, 2009 and (ii) by comparing the actual and adjusted 2008 financial measures to the similar financial measures for the year ended December 31, 2009 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization and average monthly revenue per handset/unit in service on a consolidated basis and for Nextel Mexico, Nextel Brazil and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the years and three months ended December 31, 2009 and 2008. The average foreign currency exchange rates for each of the relevant currencies during each of the years ended December 31, 2009 and 2008 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the year ended December 31, 2008 compared to the year ended December 31, 2009 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in millions, except ARPU)

					YTD 2008	YTD 2008
	Year Ended December 31,				to YTD 2009	to YTD 2009
		2008	2008		Actual Growth	Normalized
	2008 Actual	Adjustment (1)	Normalized (1)	2009 Actual	Rate (2)	Growth Rate (3)
Consolidated:
Operating revenues	$4,269.4	$(561.2)	$3,708.2	$4,397.6	3%	19%
Operating income before depreciation and amortization	1,172.4	(284.4)	888.0	1,110.2	(5)%	25%
Average monthly revenue per handset/unit in service (ARPU)	55	(7)	48	45	(18)%	(6)%
Nextel Mexico:
Operating revenues	$2,133.2	$(382.3)	$1,750.9	$1,861.8	(13)%	6%
Operating income before depreciation and amortization	764.3	(205.5)	558.8	653.1	(15)%	17%
Average monthly revenue per handset/unit in service (ARPU)	65	(12)	53	47	(27)%	(11)%
Nextel Brazil:
Operating revenues	$1,330.9	$(93.5)	$1,237.4	$1,734.6	30%	40%
Operating income before depreciation and amortization	$370.0	(36.2)	333.8	495.3	34%	48%
Average monthly revenue per handset/unit in service (ARPU)	58	(4)	54	55	(6)%	1%
Nextel Argentina:
Operating revenues	$554.3	$(85.0)	$469.3	$519.7	(6)%	11%
Operating income before depreciation and amortization	170.9	(42.9)	128.0	148.8	(13)%	16%
Average monthly revenue per handset/unit in service (ARPU)	41	(7)	34	35	(14)%	1%

(1)	The 2008 Normalized amounts reflect the impact of applying the monthly average foreign currency exchange rates for each of the twelve months ended December 31, 2009 to the operating revenues earned in foreign currencies and to the other components of each of the 2008 actual financial measures shown above for the year ended December 31, 2008, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the column “2008 Adjustment” reflect the amount determined by subtracting the 2008 Normalized amounts calculated as described in the preceding sentence from the 2008 Actual amounts and reflect the impact of the year over year change in the average foreign currency exchange rates on each of the financial measures for 2008. The average foreign currency exchange rates for each of the relevant currencies during each of the twelve months ended December 31, 2009 and 2008 for purposes of these calculations were as follows:

	2008
	January	February	March	April	May	June	July	August	September	October	November	December
Mexican peso	10.92	10.79	10.73	10.53	10.46	10.33	10.24	10.09	10.60	12.50	13.04	13.37
Brazilian real	1.77	1.73	1.71	1.69	1.66	1.62	1.59	1.61	1.80	2.17	2.27	2.39
Argentine peso	3.15	3.16	3.16	3.17	3.15	3.05	3.02	3.03	3.08	3.24	3.33	3.42

	2009
	January	February	March	April	May	June	July	August	September	October	November	December
Mexican peso	13.84	14.52	14.74	13.48	13.26	13.37	13.36	13.03	13.41	13.26	13.12	12.86
Brazilian real	2.31	2.31	2.31	2.21	2.06	1.96	1.93	1.85	1.82	1.74	1.73	1.75
Argentine peso	3.46	3.51	3.66	3.69	3.73	3.77	3.81	3.84	3.84	3.83	3.81	3.81

(2)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2008 Actual column with those in the 2009 Actual column.

(3)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2008 Normalized column with those in the 2009 Actual column.